SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2007

PLATINA ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28335	84-108043
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

1807 Capital Avenue, Suite 101 I Cheyenne, Wyoming 82001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(307) 637-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 16, 2007 the Company borrowed $250,000 (the "Loan") from La Jolla Cove Investors, Inc. ("La Jolla"), pursuant to a Promissory Note (the "Note") dated October 16, 2007 with interest at 8% due in monthly payments of interest only commencing three (3) months from the date of the Note and with all principal and accrued but unpaid interest due on or before July 15, 2008. The material default provisions include non payment of principal or interest when due. As part of this transaction, Blair Merriam, the Company's President, entered into a Stock Pledge Agreement whereby Mr. Merriam pledged 2,000,000 shares of the Company's common stock owned by Mr. Merriam to secure the Note and the previous $300,000 loan by La Jolla on August 30, 2007.

Item 3.02                       Unregistered Sales of Equity Securities.

                        3.02(a), Issuance of Note. We believe that the Note issued to La Jolla on October 16, 2007 for the $250,000 Loan will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and/or Regulation D.

                        3.02(b), Private Placement of Securities. On October 26, 2007, the Company closed $250,000 of a $500,000 private placement offering whereby it sold restricted shares of its common stock (the "Common Stock") at $0.50 per share to certain "accredited investors", as that term is defined in the Securities Act of 1933, as amended, who also will receive various percentage interests in certain oil wells that the Company is currently negotiating to purchase through a joint venture. We believe that the sale of the securities will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and/or Regulation D.

The recipients of the Note and the Common Stock were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decisions. We reasonably believe that the recipients, immediately prior to their investment decisions, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investments. The recipients had the opportunity to speak with our management on several occasions prior to their investment decisions.

Item 8.01                       Other Events

On October 26, 2007, the Company utilized the funds received from the La Jolla Loan for an equity investment of a forty seven and one half percent (47 1/2%) interest in Bowie Energy, LLC, a Texas limited liability company ("Bowie") that is a newly created entity for the acquisition (the "Acquisition") of the Quitman and Redwater Texas oil and gas producing properties (the "Quitman and Redwater Texas Properties"). Bowie previously entered into a non binding Letter of Intent on October 8, 2007 with a non affiliate. for the Acquisition. The Quitman and Redwater Texas Properties include oil and gas leases including all production effective October 1, 2007, a 63 mile pipeline, all rolling stock, real property, and other miscellaneous property. The Acquisition is for a total consideration of $16,000,000 with (i) $6,000,000 to be carried back by the Seller, (ii) additional debt financing of $8,000,000 for which Bowie has received a non binding P reliminary Term Sheet from Western National Bank and (iii) $2,000,000 to be raised by Bowie.

Item 9.01.                       Financial Statements and Exhibits.

(a)	Financial Statements: Not Applicable
(b)	Pro Forma Financial Information: Not Applicable
(c)	Exhibits:Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platina Energy Group Inc.

Date:  November 1, 2007                                                                           /s/ Blair Merriam
Blair Merriam, Chief Executive Officer